SUB-ITEM 77H

                          MFS VARIABLE INSURANCE TRUST

         As of June 30, 2000, changes in entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:

                                                                                                                    % OF
                                                                                                                   SHARES

                            SERIES                                        OWNER AND ADDRESS                        OWNED


         MFS Mid Cap Growth Series                      MFS Fund Distributors, Inc.                                99.91%
                                                        C/o Massachusetts Financial Services Co.
                                                        Attn: Thomas B. Hastings
                                                        500 Boylston St., 9th Fl.
                                                        Boston, MA  02116


         MFS Global Equity Series                       Hartford Life & Annuity Insurance                          41.75%
                                                        Co  Separate Account Seven
                                                        Attn Carol Lewis
                                                        200 Hopmeadow Street
                                                        Simsbury, CT 06089



         As of June 30, 2000, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.

         MFS New Discovery Series             First Variable Life Insurance Co.
         MFS Global Governments Series        CUNA Mutual Life Insurance Co.